                                                                 Exhibit 10.11.2

                               DATE 23rd MAY 2000

                              BLACKWELL HEALTHCARE
                             COMMUNICATIONS LIMITED       (1)

                          SEAGATE SOFTWARE INFORMATION
                            MANAGEMENT GROUP LIMITED      (2)

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                                   UNDERLEASE

                                       OF

                     THIRD FLOOR PREMISES AT THE BROADWALK,
                             EALING BROADWAY CENTRE,
                           EALING BROADWAY, LONDON W5

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                                                                    MANCHES LOGO

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                                   PARTICULARS

DATE                       23rd May 2000

LEASE This Lease is an underlease and is a new Lease under the Landlord and Tenant (Covenants) Act 1995

PARTIES

Landlord BLACKWELL HEALTHCARE COMMUNICATIONS LIMITED of Windmill House, 10 Windmill Road, Chiswick London W4 1SD (Company registration number 256843)

Tenant SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP LIMITED of The Broadwalk, 54 The Broadway, Ealing, London W5 5LN (Company registration number 02662372)

SUPERIOR LEASE             a lease dated 2nd October 1996 and made between
                           Ravenseft Properties Limited (1) and Blackwell
                           Healthcare Communications Limited (2) a copy of which is attached

DEMISED PREMISES           The premises more particularly described in Part I of
                           the First Schedule of the Superior Lease and demised to the Landlord by the Superior Lease together with all fixtures and

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                           fittings in the nature of Landlord's fixtures and
                           fittings and plant and machinery and other service installations which or may in the future be affixed to or on the Demised Premises

CONTRACTUAL TERM           The period from the 23rd May 2000 to the 26th
                           September 2001

RENTS

Amount                     the rents reserved in Clause 3

Rent Commencement Date     25th March 2000

First Rent Payment Date    23rd May 2000

SCHEDULE OF CONDITION      means the photographic Schedule of Condition of the
                           Demised Premises as of March 2000 and annexed to this Lease

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                                                                 Exhibit 10.11.2

                                      INDEX

1.       DEFINITIONS......................................................................    1

2.       INTERPRETATION...................................................................    2

         2.1      Rights of Landlord......................................................    2
         2.2      Act or default of the Tenant............................................    2
         2.3      Approval of any superior landlord and mortgagee.........................    2
         2.4      Consent and approval of the Landlord....................................    3
         2.5      English law,............................................................    3
         2.6      Gender and number.......................................................    3
         2.7      General and particular words............................................    3
         2.8      Headings................................................................    3
         2.9      Joint and separate obligations..........................................    4
         2.10     Landlord's liability....................................................    4
         2.11     Last year and end of the Tenancy........................................    4
         2.12     Perpetuity period.......................................................    4
         2.13     Person and party........................................................    4
         2.14     Rights and obligations..................................................    5
         2.15     Statute.................................................................    5
         2.16     Superior landlord.......................................................    5
         2.17     Tenant not to allow act.................................................    6

3.       DEMISE...........................................................................    6

         3.1      Demise..................................................................    6
         3.2      Rights subjections and reservations.....................................    7

4.       UNDERLEASE BY REFERENCE..........................................................    7

5.       LANDLORD'S RIGHTS................................................................    8

         5.1      Entry by Landlord.......................................................    8
         5.2      Goods left on the Property..............................................    9

6.       TENANT'S COVENANTS...............................................................    9

         6.1      Rent....................................................................    9
         6.2      In the same terms as the Superior Lease.................................   10
         6.3      VAT.....................................................................   10
         6.4      Superior Lease..........................................................   11

7.       LANDLORD'S COVENANTS.............................................................   11

         7.1      Quiet Enjoyment.........................................................   11
         7.2      Superior Landlord's Covenants...........................................   12
         7.3      Rent payable under the Superior Lease...................................   12
         7.4      Superior Landlord's Consent.............................................   12
         7.5      Production of Insurance Details.........................................   12

8.       PROVISOS.........................................................................   13

         8.1      In the terms of the Superior Lease......................................   13
         8.2      Service Charge..........................................................   13
         8.3      Exclusion of the 1954 Act...............................................   13

                                                                 Exhibit 10.11.2

1.       DEFINITIONS

         In this Lease unless specifically stated otherwise expressions defined in the Superior Lease have the same meanings when used or incorporated in this Lease and references to Schedules are references to Schedules in the Superior Lease and also the following definitions apply:

         "1995 ACT"                 the Landlord and Tenant (Covenants) Act 1995

         "LANDLORD"                 the person named as such in the Particulars
                                    or where the context admits the estate owner for the time being entitled to the immediate reversion to this Lease expectant on the determination of the term hereby granted

         "LEASE" this underlease as varied and supplemented by any document executed by the Landlord and Tenant

         "ORIGINAL LANDLORD"        the person named as Landlord in the
                                    Particulars

         "TENANCY"                  the contractual tenancy created by this
                                    Lease and any further tenancy of the
                                    Property during any period of holding over or extension or continuation of the contractual tenancy by statute or under common law

         "SUPERIOR LANDLORD"        the estate owner for the time being of the
                                    reversion immediately expectant on the
                                    termination of the term granted by the
                                    Superior Lease

         "TENANT" the person named as such in the Particulars and its successors in title

         "VAT" Value added tax and any similar tax amending or replacing it

         And the definitions in the Particulars are incorporated into this Clause 1

2.       INTERPRETATION

         This Clause contains directions for interpretation which apply unless a contrary intention is clear from the wording elsewhere in this Lease

         2.1      RIGHTS OF LANDLORD

                  References to the rights of the Landlord are deemed to include the same rights for any superior landlord and anyone authorised by the Landlord or a superior landlord

         2.2      ACT OR DEFAULT OF THE TENANT

                  References to the act or default or fault of the Tenant and words to similar effect shall include any act default or fault of anyone at the Demised Premises with the Tenant's authority and under the Tenant's control

         2.3      APPROVAL OF ANY SUPERIOR LANDLORD AND MORTGAGEE

                  Any provision in this Lease requiring the consent or approval of the Landlord is to be construed as also requiring any necessary consent or approval of:

                  2.3.1    any superior landlord and

                  2.3.2 any mortgagee of the Landlord's or any superior landlord's interest in the Demised Premises

         2.4      CONSENT AND APPROVAL OF THE LANDLORD

                  References to consent of the Landlord and words to similar effect mean a prior consent in writing signed by or on the express written authority of the Landlord and references to "approved" and "authorised" and words to similar effect mean previously approved or previously authorised in both cases in writing

         2.5      ENGLISH LAW

                  This Lease shall be governed by and interpreted in accordance with English law

         2.6      GENDER AND NUMBER

                  Words of one gender include all other genders and singular words include the plural and vice versa

         2.7      GENERAL AND PARTICULAR WORDS

                  General words are not limited because they are preceded or followed by particular words in the same category or covering the same topic

         2.8      HEADINGS

                  Any footnote heading index marginal note table of contents and underlining is for guidance only not interpretation

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         2.9      JOINT AND SEPARATE OBLIGATIONS

                  If an obligation is owed to or by more than one person that obligation is owed to or by those persons separately jointly or in any combination

         2.10     LANDLORD'S LIABILITY

                  If the Original Landlord ceases to be the Landlord its liability under this Lease ends except in respect of the period before it ceases to be the Landlord

         2.11     LAST YEAR AND END OF THE TENANCY

                  References to the last year of the Tenancy or other periods related to the end of the Tenancy and words to similar effect include the last year of the Tenancy or such other period (as the case may be) even if it ends before the end of the Contractual Term and references to the end of the Tenancy and words to similar effect are to be similarly interpreted

         2.12     PERPETUITY PERIOD

                  The perpetuity period applicable to this Lease is eighty (80) years from the start of the Contractual Term and whenever in this Lease any party is granted a future interest that interest must vest within such perpetuity period and if it has not it will be void for remoteness

         2.13     PERSON AND PARTY

                  2.13.1 Any reference to a person includes a company corporation or other legal entity

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                  2.13.2   Any reference to "parties" or "party" means the
                           Landlord and the Tenant or either of them but (in the absence of a specific reference to the contrary) does not include any Guarantor

         2.14     RIGHTS AND OBLIGATIONS

                  2.14.1 The Tenant or any undertenant or occupier of the Demised Premises will not after the date of this Lease or during the Tenancy acquire any implied or prescriptive right or easement from or over or affecting any neighbouring premises in which the Landlord from time to time has a freehold or leasehold interest

                  2.14.2   Rights granted are not exclusive to the Tenant

                  2.14.3   Rights and obligations are cumulative

         2.15     STATUTE

                  Any reference to a specific statute includes:

                  2.15.1 any statutory extension variation or re-enactment of the statute whether before or after the date of this Lease

                  2.15.2   derivative orders regulations and permissions

                  2.15.3   directives and regulations adopted by the European
                           Union

                  Any general reference to "statute" includes those enacted after the date of this Lease and includes all derivative orders regulations and permissions

         2.16     SUPERIOR LANDLORD

                  2.16.1 Any reference to a superior landlord includes the Landlord's immediate reversioner and any superior landlord

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                  2.16.2   Any reference to a superior lease includes the lease
                           under which the Landlord holds the Demised Premises and any lease superior to that

                  2.16.3 When a superior landlord performs a landlord's obligation it will be deemed to have been performed by the Landlord

         2.17     TENANT NOT TO ALLOW ACT

                  An obligation by the Tenant not to do an act includes an obligation not to allow that act to be done by another person

3.       DEMISE

         3.1      DEMISE

                  The Landlord demises the Demised Premises to the Tenant for the Contractual Term the Tenant paying during the Tenancy the following (all of which are reserved as rent):

                  3.1.1 from and including the Rent Commencement Date One hundred and twenty thousand one hundred and eighty six pounds (L120,186.00) by equal quarterly payments in advance on the usual quarter days the first payment being due on the First Rent Payment Date. For any fraction of a year the payments will be apportioned

                  3.1.2 all such sums payable by the Landlord as tenant under the Superior Lease to the Superior Landlord in respect of insurance to be paid on or before the date when the same become due for payment by the Landlord as tenant under the Superior Lease

                  3.1.3 The sum of THIRTY TWO THOUSAND SEVEN HUNDRED AND SEVENTY EIGHT POUNDS (L32,778.00) per annum ("the sum") in respect of the service charge payable by the Landlord to the Superior Landlord under Clauses 2 and 3 of the Superior Lease in equal quarterly payments in advance on the usual quarter days the first payment being due on the date hereof in respect of the period from 25th March 2000 to the quarter day next following the sum to be increased at the end of the first year of the Contractual Term by an amount which bears the same proportion to the said sum as the Retail Price Index published by H.M. Stationery Office last published before the beginning of the Contractual Term bears to the figure for the said Index last published prior to the end of the first year of the Contractual Term. For any fraction of a year the sum will be correspondingly apportioned

                  3.1.4    any VAT payable on the above amounts

         3.2      RIGHTS SUBJECTIONS AND RESERVATIONS

                  The Demised Premises includes the rights set out in Part II of the First Schedule of the Superior Lease but is subject to the matters set out in Clause 4 and the exceptions and reservations set out in Clause 5

4.       UNDERLEASE BY REFERENCE

         This Underlease is made by reference to the Superior Lease. The parties to this Underlease will have the same rights and obligations as those of the Landlord and Tenant of the Superior Lease save where otherwise stated and for the avoidance of doubt this also includes definitions and interpretations. The provisions of this Underlease will prevail in the event of any disagreement in relation to the rights and obligations of the parties

5.       LANDLORD'S RIGHTS

         THE FOLLOWING RIGHTS ARE EXCEPTED AND RESERVED TO THE LANDLORD:

         5.1      ENTRY BY LANDLORD

                  5.1.1 The right at reasonable times and on 48 hours written notice (but in case of emergency at any time without notice) to enter the Demised Premises with necessary materials and appliances to:

                           5.1.1.1 view and record the condition of the Demised Premises

                           5.1.1.2 comply with obligations or exercise any rights under this Lease or a superior lease

                           5.1.1.3 make good any failure by the Tenant to repair maintain or decorate the Demised Premises in compliance with its covenants to do so

                           5.1.1.4 remove anything which has been fixed placed displayed or left on the Demised Premises in breach of its covenants against doing so

                           5.1.1.5 make good any other breach of covenant by the Tenant

                           5.1.1.6 do anything necessary to prevent forfeiture of the Superior Lease or achieve relief from forfeiture of the Superior Lease

                  5.1.2    In exercising these rights the Landlord will:

                           5.1.2.1 cause as little inconvenience to the Tenant as is reasonably practicable

                           5.1.2.2 as soon as reasonably practicable make good any damage to the Demised Premises caused by the entry

         5.2      GOODS LEFT ON THE PROPERTY

                  5.2.1 The right to sell as agent for the Tenant any belongings of the Tenant left in the Demised Premises for more than seven (7) days after the end of the Tenancy unless the Tenant remains in occupation of the Demised Premises under a new tenancy and if the Landlord exercises this right the Tenant will indemnify the Landlord against any liability incurred by the Landlord to anyone whose belongings are sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary is proved) that such belongings were owned by the Tenant

                  5.2.2 In the event of a sale the Landlord will account to the Tenant for the proceeds of sale less the reasonable costs of removal storage and sale within 21 days of selling the same and the Landlord shall provide the Tenant with receipts of sale of any such items belonging to the Tenant

6.       TENANT'S COVENANTS

         The Tenant covenants with the Landlord:

         6.1      RENT

                  6.1.1 To pay the Rent and other amounts according to Clause 3.1.1

                  6.1.2 Not to claim or exercise any right to set-off or to withhold payment of any amounts due to the Landlord

                  6.1.3 If required by the Landlord to pay the Rents to the Landlord by banker's order or credit transfer to a bank account in the United Kingdom nominated by the Landlord

         6.2      IN THE SAME TERMS AS THE SUPERIOR LEASE

                  6.2.1 In the terms mutatis mutandis of Clause 3 of the Superior Lease except the covenants for the payment of rent insurance premium and service charge subject to the following modifications

                  6.2.2 For the purposes of sub-clauses 3(5) 3(7) and 3(8) of the Superior Lease the Tenant shall not be obliged to decorate to keep in repair in or hand over the Demised Premises in any better state of repair and decoration than it is at the date hereof as evidenced by the photographic Schedule of Condition

         6.3      VAT

                  6.3.1 To pay to the Landlord and to indemnify the Landlord against any VAT chargeable in respect of:

                           6.3.1.1 the Rents and other consideration payable or paid by the Tenant to the Landlord or to an agent of the Landlord and any supply made by the Landlord to the Tenant under this Lease and

                           6.3.1.2 any payments made by or other liability of the Landlord or any other person where the Tenant agrees in this Lease to reimburse or indemnify the Landlord in respect of any such payment or liability except to the extent that the Landlord is entitled to a credit for such VAT as allowable input tax

                           6.3.1.3 any payments to be made in respect of any payment made under sub-clause 6.3.1.1 and/or
                                    6.3.1.2 are subject to the receipt of a
                                    valid VAT invoice addressed to the Tenant

                  6.3.2    For the avoidance of doubt:

                           6.3.2.1 the Landlord is not under any duty to exercise or not to exercise any option or right so as to reduce or avoid any liability to VAT in respect of the Property and

                           6.3.2.2 it is confirmed that the amounts due under this Lease from the Tenant to the Landlord are exclusive of VAT

         6.4      SUPERIOR LEASE

                  Not knowingly to do or allow anything in on or in relation to the Demised Premises which would be a breach of any of the Landlord's covenants as tenant in the Superior Lease

7.       LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant:

         7.1      QUIET ENJOYMENT

                  That as long as the Tenant pays the Rents and complies with the terms of this Lease the Tenant may enjoy the Demised Premises peaceably during the Tenancy without any interruption (except as authorised by this Lease) by the Landlord or any person lawfully claiming through under or in trust for the Landlord

         7.2      SUPERIOR LANDLORD'S COVENANTS

                  To use all reasonable endeavours (at the request and cost of the Tenant) to enforce the covenants on the part of the Superior Landlord contained in Clause 4 of the Superior Lease

         7.3      RENT PAYABLE UNDER THE SUPERIOR LEASE

                  To pay the rent reserved and observe and perform the covenants on the part of the Landlord as tenant under the Superior Lease save to the full extent that compliance with such covenants is the obligation of the Tenant under this Lease

         7.4      SUPERIOR LANDLORD'S CONSENT

                  To take all reasonable steps at the request and cost of the Tenant to obtain the consent of the Superior Landlord whenever the Tenant makes an application for any consent required hereunder where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Lease and the Superior Lease

         7.5      PRODUCTION OF INSURANCE DETAILS

                  The Landlord shall subject to the Tenant paying the insurance rent in accordance with Clause 3 at the request of the Tenant (but not more often than once in any period of twelve months) use its reasonable endeavours to obtain from the Superior Landlord a copy of the insurance policy and all recommendations made by the insurers of fire precautions relating to the Demised Premises or sufficient details thereof and a copy of the receipt for the last premium due or other evidence of payment thereof and to provide a copy thereof to the Tenant upon receipt

8.       PROVISOS

         PROVIDED ALWAYS and it is hereby agreed:

         8.1      IN THE TERMS OF THE SUPERIOR LEASE

                  In the terms of Clause 5 of the Superior Lease

         8.2      SERVICE CHARGE

                  The Tenant shall be given every reasonable opportunity within the terms of the Superior Lease to investigate and where reasonably appropriate challenge (at no cost to the Landlord) any estimates or certificates of service charge expenditure or services provided (or omitted) by the Superior Landlord although the Tenant will not be entitled in exercising these rights to withhold deduct or set off the service charge payments unless the Landlord itself withholds deducts or sets off any sum demanded by the Superior Landlord and the Landlord will notify the Tenant of any such withholding deductions or set off of any sum PROVIDED ALWAYS that the Landlord will consult with the Tenant in relation to any queries on the service charge raised by the Tenant and will agree a course of action with the Tenant the Landlord acting at all times as if it were the tenant in occupation of the Demised Premises but so that the Landlord's decision shall prevail

         8.3      EXCLUSION OF THE 1954 ACT

                  Having been authorised to do so by an order of the Oxford County Court made on the 19th May 2000 under Section 38(4) of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) the parties agree that the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 are excluded from the Tenancy

EXECUTED as a DEED by the said               )
BLACKWELL HEALTHCARE                         )
COMMUNICATIONS LIMITED                       )
acting by a director and its secretary or    )
by two directors:                            )

                                                Director  Illegible

                                                Secretary PCM Budderly

                                                           for and on behalf of

                                                           ALDWYCH SECRETARIES
                                                           LIMITED

This Lease is a new tenancy as described in Section 1 of the Landlord and Tenant (Covenants) Act 1995

                            [NABARRO NATHANSON LOGO]

                                NABARRO NATHANSON

                             DATED 2nd OCTOBER 1996

                          RAVENSEFT PROPERTIES LIMITED

                                      -TO-

                   BLACKWELL HEALTHCARE COMMUNICATIONS LIMITED

                     --------------------------------------

                                      LEASE

                                       OF

                                PREMISES KNOWN AS
                               THIRD FLOOR OFFICES
                                  THE BROADWALK
                             EALING BROADWAY CENTRE
                            EALING BROADWAY LONDON W5

                     --------------------------------------

                                NABARRO NATHANSON
                               50 STRATTON STREET
                                 LONDON W IX 6NX

                               TEL: 0171 493 9933